UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2011

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A

(Address of principal executive offices)

1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404

(Registrant’s telephone number, including area code)  (877) 848-3866

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE.

Lions Gate Entertainment Inc. (“LGEI”), a wholly owned subsidiary of Lions Gate Entertainment Corp. (the “Company”), commenced soliciting consents (the “Consent Solicitation”) from holders of the outstanding $236 million 10.25% senior secured second-priority notes due 2016 (the “Existing Notes”), to effect certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes. The Proposed Amendments would enable LGEI to issue additional notes having the same terms as the Existing Notes, except for the issue date, issue price and first interest payment (such notes, the “Additional Notes”) in an aggregate principal amount of up to $150 million.  The Company’s obligation to accept and pay for consents validly delivered pursuant to the Consent Solicitation is subject to certain conditions, including a condition relating to obtaining the requisite consents, a financing condition and certain other specified conditions.

None of LGEI, the Company, LGEI’s board of directors or the Company’s board of directors is making any recommendation to noteholders as to whether to consent or refrain from consenting to the Proposed Amendments.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Consent Solicitation is not being made in any jurisdiction in which the Consent Solicitation is unlawful.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements related to LGEI’s intention to solicit consents to the Proposed Amendments.  These forward-looking statements reflect the Company’s current views with respect to future events and are based on assumptions and are subject to risks and uncertainties.  Except as required by federal securities laws, the Company does not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE ENTERTAINMENT CORP.

	By:	/s/ James Keegan
		Name:	James Keegan
Date: May 5, 2011		Title:	Chief Financial Officer